Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CITIGROUP INC.”, FILED IN THIS OFFICE ON THE SIXTH DAY OF MAY, A.D. 2011, AT 9:30 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SIXTH DAY OF MAY, A.D. 2011, AT 4:10 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2154254 8100	AUTHENTICATION: 8743321

110502205	DATE: 05-06-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:34 AM 05/06/2011 FILED 09:30 AM 05/06/2011 SRV 110502205 – 2154254 FIIE

CERTIFICATE OF AMENDMENT

OF THE RESTATED CERTIFICATE

OF INCORPORATION OF CITIGROUP INC.

The undersigned officer of Citigroup Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Citigroup Inc.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this certificate of amendment to the restated certificate of incorporation of the Corporation, each ten shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest and subject to applicable withholding taxes) from the Corporation’s transfer agent in lieu of such fractional share interests automatically where shares are held in book-entry form and, where shares are held in certificated form, upon the submission of a properly completed and executed transmittal letter and the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD: At the Effective Time, Section (A) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation shall be hereby amended to read in its entirety as follows:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Six Billion Thirty Million (6,030,000,000). The total number of shares of Common Stock which the Corporation shall have authority to issue is Six Billion (6,000,000,000) shares of Common Stock having a par value of one cent ($.01) per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is Thirty Million (30,000,000) shares having a par value of one dollar ($1.00) per share.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: The foregoing amendment shall be effective at 4:10 p.m. (Eastern Time), May 6th, 2011.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this 6th day of May, 2011.

CITIGROUP INC.

By:	/s/ Michael S. Helfer
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary

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